UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                     January 14, 2014

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 14, 2014.  At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Robert C. Arzbaecher	65,307,201	1,598,116	2,104,247
Gurminder S. Bedi	66,165,556	739,762	2,104,247
Thomas J. Fischer	65,343,250	1,562,067	2,104,247
Mark E. Goldstein	65,887,357	1,017,961	2,104,247
William K. Hall	65,411,148	1,494,169	2,104,247
R. Alan Hunter, Jr.	66,167,254	738,063	2,104,247
Robert A. Peterson	65,411,135	1,494,182	2,104,247
Holly A. Van Deursen	66,054,717	850,600	2,104,247
Dennis K. Williams	66,169,203	736,114	2,104,247

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting.

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Advisory vote on the compensation of the Company’s Named Executive Officers	65,807,265	771,007	327,045	2,104,247
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	66,942,497	1,743,764	323,303	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 21, 2014	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer